                              POWER OF ATTORNEY

        We, the undersigned directors and officers of Rockwell International Corporation (the Corporation), hereby severally constitute CHARLES H. HARFF, WILLIAM J. CALISE, JR. and PETER R. KOLYER, and each of them, singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, a Registration Statement or Registration Statements and any and all amendments (including post-effective amendments) and supplements thereto for the purpose of registering under the Securities Act of 1933, as amended, additional debt securities of the Corporation in an aggregate principal amount of up to $300,000,000.


SIGNATURE                               TITLE                                                   DATE
Donald R. Beall                         Chairman of the Board and Chief Executive Officer       March 25, 1995
- ------------------------------------    (principal executive officer) and Director
Donald R. Beall

Lew Allen, Jr.                          Director                                                March 25, 1995
- ------------------------------------
Lew Allen, Jr.

Richard M. Bressler                     Director                                                March 25, 1995
- ------------------------------------
Richard M. Bressler

John J. Creedon                         Director                                                March 25, 1995
- ------------------------------------
John J. Creedon

Robin Chandler Duke                     Director                                                March 25, 1995
- ------------------------------------
Robin Chandler Duke

Judith L. Estrin                        Director                                                March 25, 1995
- ------------------------------------
Judith L. Estrin

William H. Gray, III                    Director                                                March 25, 1995
- ------------------------------------
William H. Gray, III

James Clayburn La Force, Jr.            Director                                                March 25, 1995
- ------------------------------------
James Clayburn La Force, Jr.

William T. McCormick, Jr.               Director                                                March 25, 1995
- ------------------------------------
William T. McCormick, Jr.

John D. Nichols                         Director                                                March 25, 1995
- ------------------------------------
John D. Nichols

Bruce M. Rockwell                       Director                                                March 25, 1995
- ------------------------------------
Bruce M. Rockwell

William S. Sneath                       Director                                                March 25, 1995
- ------------------------------------
William S. Sneath

Joseph F. Toot, Jr.                     Director                                                March 25, 1995
- ------------------------------------
Joseph F. Toot, Jr.

W. Michael Barnes                       Senior Vice President, Finance & Planning and Chief     March 25, 1995
- ------------------------------------    Financial Officer (principal financial officer)
W. Michael Barnes

Lawrence J. Komatz                      Vice President and Controller (principal accounting     March 25, 1995
- ------------------------------------    officer)
Lawrence J. Komatz
